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                                                                   Exhibit 21.1

                             LIST OF SUBSIDIARIES

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

                                                      JURISDICTION OF            DIRECT ("D")
COMPANY NAME AND ADDRESS (1)        D/B/A             ORGANIZATION               /INDIRECT ("I")
----------------------------        ------            ---------------            ---------------

Anderson Interconnect, Inc.                           Massachusetts                   D
13 Pratts Junction Road
Sterling, MA  01564-0579

Halmar Robicon Group, Inc.          Robicon           Pennsylvania                    D
500 Hunt Valley Drive
New Kensington, PA  15068

Datcon Instrument Company                             Pennsylvania                    D
1811 Rohrerstown Road
Lancaster, PA  17601

Physical Electronics, Inc.                            Delaware                        D
6509 Flying Cloud Drive
Eden Prairie, MN  55344

HVE Acquisition Corp.                                 Illinois                        I
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC Holdings, Inc.                                  Delaware                        D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HVEC, Inc.                                            California                      D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC B.V.                          Anderson          The Netherlands                 I
Amersterdamseweg 63                 Ireland,
3812 RR Amersfoort                  HIVEC
P.O. Box 99, 3800 AB                Ireland
Amersfoort
The Netherlands

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(1) High Voltage Engineering Corporation is located at 401 Edgewater Place,
Suite 680, Wakefield, MA 01880-6210. It does business under the names High Voltage Engineering Corporation and Natvar. High Voltage Engineering Corporation is organized under the laws of Massachusetts.



COMPANY NAME AND                                                    JURISDICTION OF     DIRECT ("D")
ADDRESS                                           D/B/A             ORGANIZATION        /INDIRECT ("I")
----------------------------                     ------            ---------------      ---------------
High Voltage Engineering Europa B.V.                                The Netherlands            I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Stewart Warner Instrument Corporation                               Illinois                   I
200 E. Howard Avenue
Des Plaines, IL  60018

TTS Mexican Holding Company, Inc.
200 E. Howard Avenue
Des Plains, IL  60018                                               Illinois                   I

Stewart Warner Instruments (Barbados), Inc.                         Barbados                   I
200 E. Howard Avenue
Des Plaines, IL  60018

Instrumentos Stewart Warner de Mexico                               Mexico                     I
S.A. de C.V.
1917 Neptuno Col.. Satelite.
Ciudad, Juarez
Chihuahua, Mexico C.P. 3254

Aproma, A.G.                                                        The Netherlands            I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Crisrolo S.L.                                                       Spain                      I
c/ Valencia 229
Barcelona, Spain

Industrias Jorda, S.L.                                              Spain                      I
c/ Progreso 32
Rubi, Barcelona
Spain

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